UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2018

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 8.01                                  OTHER EVENTS

Management of Heritage Commerce Corp, the holding company of Heritage Bank of Commerce (collectively referred to as the “Company”), based on information received in July 2018 from a borrower regarding events that occurred in the second quarter of 2018, determined that loans associated with that borrower’s $22.9 million lending relationship became impaired and were placed on nonaccrual status as of June 30, 2018.  The Company estimates it will require a $6.1 million specific reserve for this relationship.  This will accordingly increase the provision for loan losses for the second quarter of 2018 by $6.1 million. This lending relationship was previously discussed in the Company’s Form 8-K filed with the Securities and Exchange Commission on March 13, 2018, the Company’s Form 10-K for the fiscal year ended December 31, 2017 filed on March 16, 2018, and the Company’s Form 10-Q for the quarterly period ended March 31, 2018 filed on May 8, 2018.

As previously announced, the Company completed the mergers with Tri-Valley Bank effective as of the close on April 6, 2018, and United American Bank effective as of the close on May 4, 2018.  During the second quarter of 2018, the Company successfully completed the system conversion and integration of both banks.  The Company estimates that the acquisition and integration costs for these mergers will be approximately $8.2 million for the second quarter of 2018.

The Company expects to release earnings for the second quarter and the first six months of 2018 after the market closes Thursday, July 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 18, 2018

Heritage Commerce Corp

By:	/s/ Lawrence D. McGovern
Name: Lawrence D. McGovern
Executive Vice President and Chief Financial Officer